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                                                                     EXHIBIT 4.3

                 COMMUNITY TRUST FINANCIAL SERVICES CORPORATION
                 Dividend Reinvestment and Stock Purchase Plan
                               AUTHORIZATION CARD

     This will confirm that I (we) have received the Prospectus describing the Community Trust Financial Services Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan") and agree to the terms and conditions of the Plan as set forth in the Prospectus.

     I (We) hereby appoint Registrar and Transfer Company, or such other corporation as may succeed it pursuant to the Plan (or any modification thereof), as my (our) agent (the "Plan Administrator"), to act as such upon and subject to the terms and conditions of the Plan as set forth in the Prospectus.

     I (We) hereby authorize Community Trust Financial Services Corporation (the "Company") to pay the Plan Administrator for my (our) account under the Plan, cash dividends payable in respect of common stock of the Company (the "Common Stock") registered in my (our) name(s), for which I (We) designate to be reinvested, as indicated below.

     I (We) hereby authorize the Plan Administrator, as provided in the Plan, to apply cash dividends, as indicated below, on shares held by the Plan Administrator for me (us) under the Plan, as well as any optional cash contributions made by me (us) as provided in the Plan, to the purchase of additional Common Stock for my (our) account under the Plan. I (We) may terminate this authorization and appointment at any time by so notifying the Plan Administrator in writing of my (our) withdrawal from the Plan.

     Please enroll me (us) in the Plan as indicated below:

          Check one block only:

          [ ]   Full Dividend Reinvestment:

          I (we) wish to apply dividends on all shares of the Common Stock registered in my (our) name and any optional cash contributions I (we) may make to the purchase of additional shares.

          [ ]  Partial Dividend Reinvestment:

          I (we) wish to apply the dividends on ________ whole shares registered in my (our) name and any optional cash contributions I (we) may make to the purchase of additional shares.


                                    --------------------------------------------
                                    Shareholder Name (Please Print)

Date:
     -----------------------        --------------------------------------------
                                    Shareholder Signature

                                    (If Joint Account):

                                    Shareholder Name (Please Print)

Date:
     -----------------------        --------------------------------------------
                                    Shareholder Signature

Shareholder: Please sign exactly as name appears on stock certificate. Mail to:

          Community Trust Financial Services Corporation
          Dividend Reinvestment and Stock Purchase Plan
          c/o Registrar and Transfer Company
          10 Commerce Drive
          Cranford, New Jersey 07016

(If you are submitting an optional cash contribution with this Authorization Card, please note that there is a minimum and maximum purchase amount. Please make your check or money order payable to Registrar and Transfer Company, Agent and enter your plan account number and your social security number or taxpayer identification number thereon.)

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